Exhibit 10.32

                                  [Letterhead]


February 25, 2002


George A. Pacinelli
c/o Intercallnet, Inc.
6340 NW 5th Way
Fort Lauderdale, Florida 33309

Re:  Repayment of Payroll

Dear Mr. Pacinelli;

Please accept this letter as the official extension of the terms and conditions surrounding the payroll deferral between you and Intercallnet, Inc. (the Company). You have agreed to defer drawing payroll from the Company commencing with the payroll period dated November 23, 2001 which represents the two week pay period ended November 16,2001, as evidenced in the previous letter of understanding dated November 15, 2001.

Such payroll deferral was to continue until the Company's cash flow was sufficient to support the payment of payroll to you, as an executive of the Company, but was to continue longer than through December 31, 2001. Based on the financial condition of the Company, such deferral is scheduled to continue until the Company's cash flow is sufficient, in management's view, to support the payment of compensation. At this time you recognize that subsequent to December 31, 2001 you have received one bi-weekly paycheck that has been cashed and two bi-weekly checks that are currently being held until the cash flow, in management's view, is sufficient for such checks to be released to you.

When the Company's cash flow, in management's view, is sufficient to support the payment of payroll to you as an executive, then bi-weekly payroll shall resume. At such time, the total amount of the deferred payroll (including accrued interest) will be reviewed and the repayment terms will be determined as either a lump sum repayment or scheduled payments over a specific time period depending on the financial condition of the Company.


Sincerely,                                            Accepted By:

/s/ Scott R. Gershon                                  /s/ George A. Pacinelli
------------------------------------                  --------------------------
Scott R. Gershon                                      George A. Pacinelli
Chief Executive Officer                               President